As filed with the Securities and Exchange Commission on February 25, 2002

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



             Date of report (Date of earliest event reported): February 25, 2002
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                                 B&G Foods, Inc.
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             (Exact name of Registrant as specified in its charter)




         Delaware                        333-39813               13-3916496
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   (State or Other Jurisdiction         (Commission            (IRS Employer
          of Incorporation)             File Number)         Identification No.)




4 Gatehall Drive, Suite 110, Parsippany,  New Jersey               07054
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       (Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code:  (973) 401-6500
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Item 5.  Other Events.

         B&G Foods, Inc. (the "Company") expects to make a private offer of approximately $100 million of Senior Subordinated Notes due 2007. The Company anticipates using the proceeds of the offering to repay existing indebtedness and pay related fees and expenses. The terms and timing of the offering have not been finalized. The securities being offered in the private offering will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities referred to herein in any state in which such offer, solicitation or sale would be unlawful.

         This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       B&G FOODS, INC.


Dated:  February 25, 2002              By:   /s/ Robert C. Cantwell
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                                            Robert C. Cantwell
                                            Executive Vice President of Finance
                                                and Chief Financial Officer